UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 12, 2002









                        BACH-HAUSER, INC.
     (Exact name of registrant as specified in its charter)







Nevada                 000-26953                  88-0390697
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

1561 Highway 3, Cayuga, Ontario N0A 1E0
(Address of principal executive offices)

Registrant's telephone number, including area code (905) 772-5738



ITEM 5    Other Events

Effective as of September 12, 2002, Ms Fern Hill resigned as a member of the board of directors and as an officer of the company. The remaining board members did not immediately fill the vacancy created by her resignation. Mr. Peter Preston will assume her duties as secretary and treasurer until a replacement is appointed by the Board of Directors.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Bach-Hauser, Inc.



                           By: /s/ Peter Preston
                               Peter Preston, President



                           Date October 7, 2002